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                                                                       Exh. 10.3

                                    AGREEMENT

                             Dated the 26 June 2005

                                 by and between

                     OMRIX BIOPHARMECEUTICALS LTD. ("OMRIX")
    An Israeli company duly registered and existing under the laws of Israel of Tel Hashomer (MDA Building), Kiryat Ono

                                       and

                    MEDIMOP MEDICAL PROJECTS LTD. ("MEDIMOP")
    An Israeli company duly registered and existing under the laws of Israel of 4 Hayezira Street, Ra'anana 43000 - Israel.

                                 (the "PARTIES")

PREAMBLE

WHEREAS Omrix and Medimop were engaged in business of research, development and manufacturing of a device comprised of Omrix's IP. and IP rights in a Mix-Ject which belongs to Medimop (as appears in Exhibit "B" and marked MIXJECT(R) in Exhibit "C") (the "DEVICE" and "MIX-JECT" respectively) to be used by Omrix as part of its fibrin sealant products and/or any component & thereto (such as thrombin) or combination of the components of fibrin sealant with any other material(s) (the "FIELD");

AND WHEREAS The Parties (directly or through assignors) had signed agreements, inter alia, on the 6/6/1996 ("THE 1996 AGREEMENT") and on 25/12/2000 ("THE 2000 AGREEMENT") and on the 21/7/2002 ("THE 2002 AGREEMENT") (collectively: "THE AGREEMENTS");

AND WHEREAS THE Parties declare and agree that all rights and obligation under the Agreements vest wholly and entirely in the Parties hereto to exclude any right or liability to any of the original parties to the Agreements;

AND WHEREAS certain disputes arose between the parties in connection with their respective rights and liabilities, whether under the Agreements or otherwise:

AND WHEREAS the Parties wish to settle all their differences of whatsoever nature and to agree on certain terms with regards to the future relationship between them.

AND WHEREAS the Parties wish that the terms of this Agreement will bind, replace and exclusively govern their respective relationship, in accordance with its provisions hereto agreed:

NOW THEREFORE, THE PARTIES DECLARE, AGREE AND UNDERTAKE TOWARDS EACH OTHER AS
FOLLOWS:




      PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

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                                       -2-


1. The preamble to this Agreement shall constitute an integral part of the Agreement. Omrix and Medimop have reached the following understandings:

2.   SALE & DELIVERY OF DEVICES.

     Medimop shall not be bound to supply to Omrix any Device or any other type of products or services, of whatsoever nature, and Medimop is not bound to give reasons to its decision. Hence, in the absence of a written agreement to the contrary, Omrix shall have no claim, suit or cause of action of whatsoever nature against Medimop, or anybody connected with Medimop, for refusal to supply products, except with respect to information required by Omrix in order to comply with third party complaints, recalls and/or regulatory requirements.

3. PAYMENTS. Without derogating from Omrix rights under this Agreement, Omrix indulgently undertakes to pay the following cumulative sums to Medimop:

     3.1 RETROACTIVE PRICE INCREASE OF 15%. The price per each Device supplied to Omrix starting January 1, 2004, excluding devices supplied as replacement to defective devices, through Jan-May 2005 shall be retroactively increased by 15%. Accordingly, Omrix shall pay Medimop, upon signing this Memorandum of Agreement, NIS *** for supplies during 2004 and NIS *** for supplies during 2005. Upon signing this Agreement Omrix shall make payment to Medimop of the said price increase, which is calculated by agreement to be NIS ***.

     3.2 MOLDS. Omrix shall acquire and Medimop shall sell and deliver to Omrix the molds required to produce the Device (exclusive the Mix-Ject) (the "MOLDS") the particulars of which are detailed in EXHIBIT A attached hereto. Within 15 days of signing of this agreement, Medimop undertakes to transfer to Omrix the Molds (Ex Works - Incoterms 2000) in their form and shape they will be at the time of actual transfer ("as is") and no warranty shall be given to the Molds other than ownership by Medimop, provided always that Medimop will not use the Molds for any other client except for the benefit of Omrix. The agreed upon price for the Molds is US dollars $***. Omrix shall make payment of such sum to Medimop's attorney (adv. Nukrai), in trust upon signing this Agreement, and the trustee will transfer the funds to Medimop upon the delivery of the Molds to Omrix as aforesaid per Omrix notice to the trustee.

     3.3  NON-COMPETITION PAYMENT. Without derogation from the provisions of S.
          4.12 below. Omrix will pay the Sum of US dollars $*** to Medimop for its non-compete undertakings as per Section 10 of the 2000 Agreement and Section 10 of the

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                                       -3-


          2000 Agreement is deemed to have been explicitly incorporated into this Agreement, except that S.10.1.1 shall be amended to read after the words. "Perform any services" there shall be inserted the words:
          "IN THE FIELD". Omrix shall transfer such US $*** to Medimop upon signing of this Memorandum of Agreement.

     3.4 BONUS PAYMENT. Omrix shall pay to Medimop upon signing of this Memorandum of Agreement a one-time bonus payment equal to US ***.

     3.5  KNOWLEDGE TRANSFER. Omrix shall pay Medimop the lump sum of US
          $*** in respect of Medimop's agreement to cooperate with the transferring the knowledge held by Medimop in the manufacture of the Device (exclusive of the Mix-ject) (the "FEE"). Such Fee payment to be transferred to Medimop upon signing this Memorandum of Agreement. The parties envisage that the transfer of the knowledge and know-how, will have been completed by no later than December 31, 2005. The parties agree that time is of the essence and Omrix shall do everything it can to absorb the knowledge and know-how by end of 2005.

          In addition to the above, the parties are aware that the knowledge and know-how is currently not compiled in writing; therefore in order to be transferred to Omrix in a written form, it needs to be assembled and put down into writing and supported by expert consultancy services to be given by Medimop at Omrix request. In order to do so, Omrix may, but is not obligated to, purchase from Medimop additional services to be paid separately and by the hour (the written compilation of the know-how and consultancy services shall be referred to hereunder: "THE TASK"). Should Omrix wish to perform the Task, in its sole discretion. Omrix shall have to: (i) give Medimop a written notice of at least 60 days in advance in order to allow in preparation, (ii) will have to commit for a minimum binding total hours package of 200 hours, (iii) commit for a minimum 50 hours per month (so that spending less than 50 hours per month will be at Omrix expense), and (iv) Omrix must make sure it buys sufficient hours to complete the Task by the end of 2005, latest, beyond which Medimop will be under no obligation to provide any service in connection with the performance of the Task.

          Each hour of engagement by Medimop in the performance of the Task, including any incidental action thereto, will cost Omrix US $*** per hour (all prices in this Agreement are exclusive of VAT).

          Payment terms for performing the Task shall be executed within 15 days from the end of the relevant month.

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                                       -4-


          As of receipt of the written notice from Omrix, if so, Medimop undertakes to make available, during the course of the calendar month of 2005 adequate personnel to perform the Task. Medimop undertakes, on a best effort and good faith basis, to provide adequate access to the knowledge and know-how (exclusive of Mix-Ject) to allow Omrix to absorb the know-how and exploit it for commercial purposes.

          For the avoidance of any doubt, the undertaking by Medimop on the transfer of knowledge and know-how is limited through end of 2005 and provided Medimop fulfill its obligations and cooperate as prescribed hereunder, since 1/1/2006 Medimop will have no obligation with respect to transfer knowledge or know-how nor to perform any of the Task.

4.   EXCLUSIVE LICENSE

     4.1 Medimop hereby grants Omrix, and its successors, the irrevocable, non-transferable (subject to Section 8 below and to Ormix's right to sub-license to subcontractors and independent contractors for the purpose of allowing them to manufacture the Mix-Ject in the Field only, for Omrix's benefit) perpetual exclusive, worldwide, royalty free, fully-paid license (the "EXCLUSIVE LICENSE") unlimited in time and without the obligation of accounting or payment to Medimop to use manufacture, exploit, modify, create derivative works of, market, distribute, and sell, directly or indirectly through a third party or parties, the Mix-Ject and exploit all Intellectual Property Rights related thereto, BUT ANY AND ALL OF THE ABOVE SHALL APPLY ONLY TO BE USE IN THE FIELD ONLY AND FOR NO OTHER PURPOSE. In order to avoid any doubt, nothing herein contained shall require Medimop to make disclosure to Omrix of any of the information under the IP.

     4.2 "INTELLECTUAL PROPERTY RIGHTS" ("IP") shall mean any or all of the following and all rights in, arising out of, or associated with the Mix-Ject: (i) all patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures, including, but not limited, the patents listed on Exhibit B hereto ("PATENTS"); (ii) all manufacturing processes and trade secrets and other rights in know-how and confidential or proprietary information: (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefore throughout the world; and (v) mask works, mask work, registrations and applications therefore, and all other rights corresponding thereto throughout the world; and (vi) any

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                                       -5-


          similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

     4.3 Notwithstanding anything to the contrary in this Agreement, Medimop shall not be bound to make any voluntary or involuntary disclosure to Omrix of any information in relation to the IP comprised in the Mix-Ject, notwithstanding the grant of the Exclusive License.

     4.4 No warranty, representation or assurance is made by Medimop with respect to the IP, including and without derogation as to the quality of any of the IP, extent, duration, enforceability or otherwise, and in any event. Omrix is not granted any better right than Medimop can posses. The parties acknowledge that all IP in the Mix-Ject only (not including Omrix's registered patents) belong to Medimop solely and exclusively, subject to the Exclusive License granted to Omrix; Medimop shall prepare, file, and maintain all of the Patents related, to the Mix-Ject and if choose not to do so will notify Omrix and Omrix may take the necessary steps, on Medimop's behalf, to protect the Intellectual Property in order to preserve the Exclusive License. Medimop will co-operate with Omrix in the preservation of the Exclusive License as aforesaid.

     4.5 The Exclusive License shall be granted to Omrix free and clear of all encumbrances, charges, liens or any other third party rights that may be voluntarily given by Medimop. Further, Medimop represents and warrants to the best of its knowledge and belief that there are no attachments or third party's rights or claims on the IP. Medimop agrees to provide written notice to Omrix promptly after becoming aware of any infringement of any IP which may relate to the use of the IP and will co-operate with Omrix to stop such infringement.

     4.6 The Exclusive License is embodied in this Agreement is the only right granted to Omrix under the IP or any part thereof and to each party's knowledge, no other special document shall be required to further manifest, evidence, or prove such Exclusive License. Notwithstanding the foregoing, however, if additional documentation is necessary to manifest, evidence, or prove such Exclusive License, at the request of Omrix and within five (5) business days of such request. Medimop shall provide Omrix with any and all such documentation provided the documentation will not include any better rights than those contained in this Agreement.

     4.7 Omrix to the extent permitted by law, shall have the right, but not the obligation, under its own control and at its own expense, to prosecute any third party infringement of the Exclusive License or any other IP in the Field. If required or permitted by law, Medimop (if not acted promptly to stop the infringing activity) shall permit any legal proceedings under this Section to be brought in its name to stop such infringement, including

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                                       -6-


          being joined as a party-plaintiff, provided that Omrix shall pay the costs and expenses in connection with such action. The parties will co-operate in such event to protect the legitimate interests of both parties,

     4.8 In the event that legal action is brought against Medimop and/or Omrix by a third party alleging invalidity, unenforceability, or non-infringement of any IP, which may potentially effect the rights of Omrix under the Exclusive License, each Party will promptly notify the other about such action and the Parties will co-operate to defend the action. In the event that a Party decides not to defend the action, the other Party may assume the defense in the joint names of the Parties on its own expense.

     4.9 Omrix and/or its successors shall have the full rights of exploitation to any derivative works created pursuant to the Exclusive License and shall be entitled to protect such rights to the fullest extent permitted by law.

     4.10 Omrix will keep all confidential or proprietary information in relation or connected to the IP in strict confidence, secret and confidential in order to protect it from disclosure or misuse by an un-authorized third party. Omrix will use its best endeavors in doing so in accordance with the procedures it uses to protect Omrix's confidential information, but not less than reasonable skill and care; provided, however, such obligation shall not relate to information that (i) is publicly available or in the public domain at the time disclosed; (ii) is or becomes publicly available or enters the public domain through no fault of Omrix; (iii) is rightfully communicated to Omrix, to Omrix's knowledge, by persons not bound by confidentiality obligations with respect thereto; (iv) it can prove that it is already in Omrix's possession free of any confidentiality obligations with respect thereto at the time of disclosure; (v) is independently developed by Omrix; or (vi) is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order or decree, or request by other regulatory organization having authority pursuant to the law but before disclosure under SS (vi) Omrix will use its best endeavors to notify Medimop of the required disclosure. In the event of breach of said confidentiality Omrix shall notify Medimop, giving full particulars and co-operation, as soon as it comes to Omrix attention.

     4.11 Subject to Omrix timely making all payments as required by this Agreement, Medimop acknowledges the importance to Omrix of the Exclusive License and, therefore, the parties explicitly agree that such rights are irrevocable and that in the event of any dispute arising from or related to this

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                                       -7-


          Agreement, or in any other dispute between the parties of whatever kind or type, each party will only have the right to seek monetary damages, and shall not (i) have the right to revoke or try to revoke Omrix rights mentioned in this section, including, but not limited to under the Exclusive License, under any circumstances whatsoever, or
          (ii) be able to seek injunctive relief. To the extent Medimop attempts to revoke the Exclusive License or threatens to revoke the Exclusive License or moves for injunctive relief or any other relief not being monetary damages. (i) Omrix shall be entitled to dismiss such revocation or claim for relief, as the case may be and shall be entitled to receive all costs and expenses incurred (including attorneys' fees) in relation to such claim; (ii) any and all waivers granted by Omrix under this Agreement shall automatically terminate. and Omrix will, consequently have any and all remedies under law in connection with the Agreements or any other matter; If so Medimop will retain its defenses; (iii) Medimop may be liable to all direct and/or consequential damage arising to Omrix as a result of attempt to revoke the Exclusive License.

     4.12 Medimop acknowledges and agrees that it will not (directly or knowingly indirectly) (i) engage in any development activities for a product in the Field; or (ii) manufacture or allow any third party to manufacture any product for the purpose of being used or sold in the Field, provided Medimop can produce & sell other products in the Field, not including Mix-Jects, as appear in Medimop's catalog. EXHIBIT "C", or (iii) permit or assist, in the Field, any entity or person which competes with Omrix in the Field. Medimop will not sell (directly or knowingly indirectly) any Mix-Ject units to any one to be used in the Field. Without derogating from the generality of this Section, Medimop undertakes and covenants that it will not grant, sublicense, assign or otherwise transfer to any other person or entity any licenses, sublicenses or any other IP that may conflict with or inhibit the use of the Exclusive License or that may be competing with the activities carried by Omrix within the Field.

          Each party's rights and obligations under this Article 4 shall survive expiration or termination of this Memorandum of Agreement for any reason.

5. For avoidance of doubt, all prices contained in this Agreement which will be paid in return for a tax invoice and any and all purchase orders delivered pursuant hereto are exclusive of all V.A.T. Payment shall be made against Tax Invoice. Medimop will be responsible for all taxes related to any payment made to Medimop for any delivered products.

6. By signing this Agreement, each of the parties hereto (including its respective officers, directors, employees, shareholders and agents) hereby waives (on its own and its affiliates behalf) any and all claims of any type, circumstance, cause, nature

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                                       -8-


     or kind such party has against the other party and/or their respective officers, directors, employees, shareholders and agents, in connection with any fact, statement, matter, circumstance, action or omission, occurring prior to the date hereof, including, but not limited to, in relation to past Agreements or undertakings, provided that such waiver shall not relate to any obligation under this Agreement. Such waiver to be construed widely in order to prevent any future disputes arising from the past.

7. This Agreement and all its schedules and exhibits and the provisions hereof will only be effective following, the approval of both BoD of the Parties and also timely payment by Omrix of the sums listed in this Agreement. In the event that BoD approval of either Party is not granted within 3 business days following the date of signing this Agreement, the other Party may revoke its approval and rescind the agreement. Payment to Medimop under this Agreement shall be deemed approval of the Agreement by Omrix's BoD.

8. This Agreement shall not be assignable by any Party without the prior written consent of the other Party, except that either Party shall be permitted to assign this Agreement and any rights hereunder, without the other Party's consent, to an affiliate (at least 30% of the ownership or control) or a company acquiring all or substantially all of the first Party's relevant assets, voting stock or business via merger or any other transaction. Any assignment shall not relieve the assignee from the obligations under this Agreement and the terms of assignment shall be the entire agreement only.

9. This Agreement substitutes and replaces all past agreements, dealings and undertakings between the parties, whether made oral or in writing.

AGREED AND ACCEPTED:                    AGREED AND ACCEPTED:

OMRIX BIOPHARMECEUTICALS LTD.           MEDIMOP MEDICAL PROJECTS LTD.


BY: /s/ Michael Burshtine               BY: /s/ Freddy Zinger
    ---------------------------------       ------------------------------------
NAME: Michael Burshtine                 NAME: Freddy Zinger
TITLE: CFO                              TITLE: President
DATE: 26/6/05                           DATE: 26/6/05

/s/ Nissim Mashiach
    ---------------------------------
    Nissim Mashiach
    GM & COO
    26/6/05